UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report: February 27, 2007

(Date of earliest event reported)

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

(714) 250-3000

(Registrant’s telephone number, including area code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2007, The First American Corporation (the “Company”) entered into a Change in Control Agreement with Frank V. McMahon, the Company’s vice chairman and chief financial officer, providing certain benefits to Mr. McMahon in the event the Company experiences a change in control, as more specifically described therein. A copy of the complete text of the Change in Control Agreement is attached hereto as Exhibit 99.1.

On February 28, 2007, the Company’s Board of Directors approved a revised director compensation package, effective as of January 1, 2007. Under the new compensation package, the annual retainer of each director, other than Parker S. Kennedy, the Company’s chairman and chief executive officer, remains at $60,000. In addition, each such non-management director is to receive $50,000 worth of restricted stock units (RSUs) which vest over three years, subject to accelerated vesting at retirement for any director with at least ten years of cumulative service on the Board. The number of RSUs awarded will be determined by dividing the applicable dollar amount by the closing price of the Company’s stock on the second business day following the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2006. The fee for attendance at each Board and committee meeting remains at $2,000. The annual compensation for the chair of the Audit Committee increases from $20,000 to $25,000, and the annual compensation for the chair of the Compensation Committee increases from $5,000 to $10,000. The annual compensation for the chair of the Nominating and Corporate Governance Committee and for the Company’s lead independent director each remains at $10,000. The Board also established stock ownership guidelines for directors whereby directors are expected to own at least five times their base annual retainer in Company stock. Restricted stock and RSUs issued to directors will count for purposes of the guideline. Current directors have five years to satisfy the guideline. Directors elected to the Board in the future will have five years from commencement of their service to satisfy the guideline. Given the current base retainer, as described above, directors are expected to own at least $300,000 in Company stock.

On February 27, 2007, at Mr. Kennedy’s request, the Company’s compensation committee modified the form of Mr. Kennedy’s $1,825,000 bonus for 2006. Rather than receiving the bonus in the form of $912,500 cash and $912,500 RSUs as indicated in the Company’s Current Report on Form 8-K dated January 9, 2007, Mr. Kennedy will receive the bonus in the form of $412,500 cash and $1,412,500 RSUs. As previously disclosed, the RSUs vest in five equal annual installments commencing on the first anniversary of the date of grant.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Change in Control Agreement, dated as of February 27, 2007, by and between The First American Corporation and Frank V. McMahon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: March 2, 2007	By:	/s/ Frank V. McMahon
	Name:	Frank V. McMahon
	Title:	Vice Chairman, Chief Financial Officer